Exhibit 3.2

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEHIGH GAS PARTNERS LP

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF LEHIGH GAS PARTNERS LP

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEHIGH GAS PARTNERS LP, a Delaware limited partnership (the “Partnership”) dated as of October 1, 2014, (this “Amendment”), is entered into by CrossAmerica GP LLC, a Delaware limited liability company, (the “General Partner”), pursuant to its authority granted in Section 13.1(a) of the First Amended and Restated Agreement of Limited Partnership, dated as of October 30, 2012 (the “First A&R Partnership Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the First A&R Partnership Agreement.

RECITALS:

WHEREAS, on October 1, 2014, CST Brands, Inc. purchased from Lehigh Gas Corporation 100% of the membership interests in the General Partner.

WHEREAS, contemporaneously with this Amendment CST GP, LLC, the sole member of the General Partner executed an amendment to the Limited Liability Company Agreement of the General Partner to effect a name change of the General Partner to “CrossAmerica GP LLC”.

WHEREAS, the General Partner desires to amend the First A&R Partnership Agreement to effect a name change (the “Name Change”) of the Partnership to “CrossAmerica Partners LP”.

WHEREAS, the General Partner has determined that the Amendment to effect the Name Change is desirable and in the best interests of the Partnership.

WHEREAS, pursuant to Section 2.2 of the First A&R Partnership Agreement, the General Partner may effect a name change of the Partnership at any time and from time to time.

WHEREAS, pursuant to Section 13.1 of the First A&R Partnership Agreement, the General Partner, without the approval of any other Partner, may amend the provisions of the First A&R Partnership Agreement to reflect a name change of the Partnership.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Amendment to Section 1.1. Section 1.1 is amended to restate the following definitions in their entirety:

“ “General Partner” means CrossAmerica GP LLC, a Delaware limited liability company, (formerly known as Lehigh Gas GP LLC) and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacities as general partner of the Partnership (except as the context otherwise requires).

“Partnership” means CrossAmerica Partners LP, a Delaware limited partnership.

Section 2. Amendment to Section 2.2. Section 2.2 is amended and restated in its entirety to read as follows:

“Name. The name of the Partnership shall be “CrossAmerica Partners LP.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.”

Section 3. Miscellaneous. The provisions of the First A&R Partnership Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to any choice of law principles. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

CROSSAMERICA GP LLC

By:	/s/ Gérard J. Sonnier
	Name:	Gérard J. Sonnier
	Title:	Corporate Secretary

SIGNATURE PAGE TO

AMENDMENT TO FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP